Exhibit B-2


                              AMENDED AND RESTATED
                        NON-UTILITY MONEY POOL AGREEMENT

                  This Amended and Restated Non-Utility Money Pool Agreement (the "Agreement"), dated as of ________, 2002, is made and entered into by and among Alliant Energy Corporation ("AEC"), a Wisconsin corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"), Alliant Energy Resources, Inc. ("Resources"), a Wisconsin corporation and a non-utility subsidiary of AEC, Alliant Energy Corporate Services, Inc. ("Services"), an Iowa corporation and a non-utility subsidiary of AEC, and each of the other non-utility subsidiaries of AEC whose names appear on the signature pages hereof (each a "Party" and collectively, the "Parties").

                                   WITNESSETH:

                  WHEREAS, the Parties desire to establish a Money Pool (the "Non-Utility Money Pool") to coordinate and provide for certain of their short-term cash and working capital requirements; and

                  WHEREAS, the non-utility subsidiaries that will participate in the Non-Utility Money Pool (each a "Subsidiary" and collectively, the "Subsidiaries") will from time to time have need to borrow funds on a short-term basis, and certain of the Parties from time to time have funds available to loan on a short-term basis;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions contained herein, the Parties hereto agree as follows:

                                    ARTICLE I
                          CONTRIBUTIONS AND BORROWINGS

                  SECTION 1.01  CONTRIBUTIONS TO NON-UTILITY MONEY POOL.

                  (a) AEC and Resources will make short-term funds available from time to time to the Non-Utility Money Pool. To the extent necessary, AEC and Resources will use the proceeds of external borrowings to accommodate the short-term borrowing needs of the Subsidiaries consistent with Section 1.03(a) of this Agreement.

                  (b) Services shall establish on behalf of each Subsidiary one or more zero-balance bank accounts ("Zero-Balance Accounts") that are linked to the Non-Utility Money Pool. Each Subsidiary shall use these accounts to take


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loans from and make repayments to the Non-Utility Money Pool. A Subsidiary may have, from time to time, excess funds that it wants to lend to the Non-Utility Money Pool. The Subsidiary may loan these funds to the Non-Utility Money Pool by depositing them into one of its Zero-Balance Accounts. Services shall transfer the loaned funds from the Zero-Balance Account to the Non-Utility Money Pool and, only to the extent that the Subsidiary has no outstanding loans from the Non-Utility Money Pool, the funds shall be loaned from the Subsidiary to the Non-Utility Money Pool (the "Loans"). Each Subsidiary may withdraw any of its Loans at any time upon notice to Services as administrative agent of the Non-Utility Money Pool.

                  SECTION 1.02  RIGHTS TO BORROW.

                  Subject to the provisions of Section 1.04(a) of this Agreement, all short-term borrowing needs of the Subsidiaries will be met by funds in the Non-Utility Money Pool to the extent such funds are available. The Non-Utility Money Pool shall automatically provide funds to cover any net debit balance that exists at the end of each day in each Subsidiary's Zero-Balance Accounts subject to the limitations and conditions set forth herein and in the applicable orders of the Securities and Exchange Commission (the "Commission") and other regulatory authorities, resolutions of such Subsidiary's shareholders and board of directors, such Subsidiary's governing corporate documents and any agreements binding upon such Subsidiary.

                  SECTION 1.03  SOURCE OF FUNDS.

                  (a) Funds will be available through the Non-Utility Money Pool from the following sources for use by the Subsidiaries from time to time:
(i) surplus funds in the treasuries of AEC and the Subsidiaries ("Internal Funds"), (ii) bank borrowings by AEC or Resources and (iii) the sale of commercial paper by AEC or Resources (the funds referred to in clauses (ii) and (iii), the "External Funds"), in each case to the extent permitted by applicable laws and regulatory orders. Funds will be made available from such sources in such order as Services, as administrator of the Non-Utility Money Pool, determines will result in a lower cost of borrowing to the Subsidiaries borrowing from the Non-Utility Money Pool, consistent with the individual borrowing needs and financial standing of the Subsidiaries lending funds to the Non-Utility Money Pool.

                  (b) Each borrowing Subsidiary will borrow pro rata from each lending Subsidiary in the proportion that the amount loaned by each Subsidiary bears to the total amount then contributed to the Non-Utility Money Pool by all lending Subsidiaries. On any day when more than one fund source (Internal Funds and External Funds), with different rates of interest, are used to fund loans through the Non-Utility Money Pool, each borrowing Subsidiary will borrow pro rata from each fund source in the same proportion that the amount of funds provided by that fund source bears to the total amount of short-term funds available to the Non-Utility Money Pool.


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                  SECTION 1.04  AUTHORIZATION.

                  (a) All borrowings from the Non-Utility Money Pool shall be authorized by the borrowing Subsidiary's chief financial officer or treasurer, or by a designee thereof, pursuant to a reasonable method to be determined by that Subsidiary.

                  (b) Services, as administrator of the Non-utility Money Pool, will provide each Party with periodic activity and cash accounting reports that include, among other things, reports of cash activity, the daily balance of loans outstanding and the calculation of interest charged.

                  (c) No Subsidiary shall be required to effect a borrowing through the Non-Utility Money Pool if such Subsidiary determines that it can effect such borrowing at lower cost directly from banks.

                  SECTION 1.05  INTEREST.

                  The daily outstanding balance of all loans to any Subsidiary shall accrue interest as follows:

                  (a) If only Internal Funds comprise the daily outstanding balance of all loans outstanding during a calendar month, the interest rate applicable to such daily outstanding balances shall be the average for the month of the CD yield equivalent of the 30-day Federal Reserve "AA" Industrial Commercial Paper Composite Rate (the daily rate, the "Composite," the monthly average of the Composite, the "Average Composite") or, if no such Composite is established for that day, then the applicable rate shall be the Composite for the next preceding day for which such Composite was established.

                  (b) If only External Funds comprise the daily outstanding balance of all loans outstanding during a calendar month, the interest rate applicable to such daily outstanding balances shall be the lender's cost for such External Funds or, if more than one Party had made available External Funds at any time during the month, the applicable interest rate shall be a composite rate, equal to the weighted average of the costs incurred by the respective Parties for such External Funds.

                  (c) In cases where the daily outstanding balances of all loans outstanding at any time during the month include both Internal Funds and External Funds, the rate applicable to the daily outstanding balances for the month shall be equal to the weighted average of the cost of all Internal Funds contributed by Parties, as determined pursuant to Section 1.05(a) of this Agreement and (ii) the cost of all such External Funds, as determined pursuant to Section 1.05(b) of this Agreement.


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                  (d)  The interest rate applicable to loans made by a
Subsidiary to the Non-Utility Money Pool under Section 1.01(b) of this Agreement shall be the Composite as determined pursuant to Section 1.05(a) of this Agreement.

                  SECTION 1.06  CERTAIN COSTS.

                  The cost of compensating balances and fees paid to banks to maintain credit lines by Parties lending External Funds to the Non-Utility Money Pool shall initially be paid by the Party maintaining such line. A portion of such costs shall be retroactively allocated every month to the Subsidiaries borrowing such External Funds through the Non-Utility Money Pool in proportion to their respective daily outstanding borrowings of such External Funds.

                  SECTION 1.07  REPAYMENT.

                  Each Subsidiary receiving a loan from the Non-Utility Money Pool hereunder shall repay the principal amount of such loan, together with all interest accrued thereon, on demand and in any event within 365 days of the date on which such loan was made. A Subsidiary shall make a repayment to the Non-Utility Money Pool by depositing the repayment funds into its Zero-Balance Account; Services shall transfer such funds from the Zero-Balance Account to the Non-Utility Money Pool.

                  SECTION 1.08  FORM OF LOANS TO SUBSIDIARIES.

                  Loans to the Subsidiaries from the Non-Utility Money Pool shall be made as open account advances pursuant to the terms of this Agreement. A separate promissory note will not be required for each individual transaction. Instead, a promissory grid note evidencing the terms of the transactions shall be signed by each borrowing Subsidiary. Any such note shall: (a) be in substantially the form attached hereto; (b) be dated as of the date of the initial borrowing; (c) mature on a date agreed to by the parties to the transaction, but in any event not later than one year after the date of the applicable borrowing; and (d) be repayable in whole at any time or in part from time to time, without premium or penalty.

                                   ARTICLE II
                       OPERATION OF NON-UTILITY MONEY POOL

                  SECTION 2.01  OPERATION.

                  Operation of the Non-Utility Money Pool, including record keeping and coordination of loans, will be handled by Services under the authority of the appropriate officers of the Parties. Services shall be responsible for the determination of all applicable interest rates and charges to be applied to advances outstanding at any time hereunder, shall maintain


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records of all advances, interest charges and accruals and interest and principal payments for purposes hereof, and shall prepare periodic reports thereof for the Parties. Services will administer the Non-Utility Money Pool on either an "at cost" basis or, in its sole discretion, on a different basis. Separate records shall be kept by Services for the Non-Utility Money Pool established by this Agreement and any other money pool administered by Services.

                  SECTION 2.02 INVESTMENT OF SURPLUS FUNDS IN THE NON-UTILITY MONEY POOL.

                  Funds not required to meet Non-Utility Money Pool loans (with the exception of funds required to satisfy the Non-Utility Money Pool's liquidity requirements) will ordinarily be invested in one or more short-term investments, including (i) interest-bearing accounts with banks;
(ii) obligations issued or guaranteed by the U.S. government and/or its agencies and instrumentalities, including obligations under repurchase agreements;
(iii) obligations issued or guaranteed by any state or political subdivision thereof, provided that such obligations are rated not less than A by a nationally recognized rating agency; (iv) commercial paper rated not less than A-1 by S&P or P-1 by Moody's, or their equivalent by a nationally recognized rating agency; (v) money market funds; (vi) bank certificates of deposit;
(vii) Eurodollar funds; and (viii) such other investments as are permitted by
Section 9(c) of the Act and Rule 40 thereunder.

                  SECTION 2.03  ALLOCATION OF INVESTMENT EARNINGS.

                  Any income earned by the Non-Utility Money Pool shall be allocated among the Parties at the end of each calendar month in accordance with the proportion that each Party's average contribution of funds in the Non-Utility Money Pool bears to the average total amount of funds in the Non-Utility Money Pool for the month.

                  SECTION 2.04  EVENT OF DEFAULT.

                  If any Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Party seeking to adjudicate it bankrupt or insolvent, then Services, on behalf of the Non-Utility Money Pool, may, by notice to the Subsidiary, terminate the Non-Utility Money Pool's commitment to the Subsidiary and/or declare the principal amount then outstanding of, and the accrued interest on, the loans and all other amounts payable to the Non-Utility Money Pool by the Subsidiary hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Subsidiary.


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                                   ARTICLE III
                                  MISCELLANEOUS

                  SECTION 3.01  AMENDMENTS.

                  No amendment to this Agreement shall be adopted except in a writing executed by the Parties.

                  SECTION 3.02  LEGAL RESPONSIBILITY.

                  Nothing herein contained shall render any Party liable for the obligations of any other Party hereunder and the rights, obligations and liabilities of the Parties are several in accordance with their respective obligations, and not joint.

                  SECTION 3.03  RULES FOR IMPLEMENTATION.

                  The Parties may develop a set of guidelines for implementing the provisions of this Agreement, provided that the guidelines are consistent with all of the provisions of this Agreement.

                  SECTION 3.04  GOVERNING LAW.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

                  SECTION 3.05      EXECUTION IN COUNTERPARTS

                  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same Agreement.


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                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each company hereto as of the date first above written.

ALLIANT ENERGY CORPORATION

By___________________________________
  Name:
  Title:

ALLIANT ENERGY CORPORATE SERVICES, INC.

By___________________________________
  Name:
  Title:

ALLIANT ENERGY RESOURCES, INC.

By___________________________________
  Name:
  Title:

ALLIANT ENERGY FIELD SERVICES, LLC

By___________________________________
  Name:
  Title:

ALLIANT ENERGY INTERNATIONAL, INC.

By___________________________________
  Name:
  Title:

ALLIANT ENERGY INVESTMENTS, INC.

By___________________________________
  Name:
  Title:


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ALLIANT ENERGY TRANSPORTATION, INC.


By___________________________________
  Name:
  Title:

CAPITAL SQUARE FINANCIAL CORPORATION


By___________________________________
  Name:
  Title:

CEDAR RAPIDS AND IOWA CITY RAILWAY COMPANY


By___________________________________
  Name:
  Title:

HEARTLAND ENERGY GROUP, INC.


By___________________________________
  Name:
  Title:

HEARTLAND PROPERTIES, INC.


By___________________________________
  Name:
  Title:

HEARTLAND ENERGY SERVICES, INC.


By___________________________________
  Name:
  Title:


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INDUSTRIAL ENERGY APPLICATIONS DELAWARE, INC.


By___________________________________
  Name:
  Title:

IEI BARGE SERVICES, INC.


By___________________________________
  Name:
  Title:

IOWA LAND AND BUILDING COMPANY


By___________________________________
  Name:
  Title:

PRAIRIE RIDGE BUSINESS PARK, L.C.


By___________________________________
  Name:
  Title:

RMT, INC.


By___________________________________
  Name:
  Title:

WHITING PETROLEUM CORPORATION


By___________________________________
  Name:
  Title:


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WILLIAMS BULK TRANSFER, INC.


By___________________________________
  Name:
  Title:

ENERGYS, INC.


By___________________________________
  Name:
  Title:

VILLAGE LAKESHARES INC.

By___________________________________
  Name:
  Title:

VILLAGE LAKESHARES LP


By___________________________________
  Name:
  Title:

ALLIANT ENERGY INTEGRATED SERVICES COMPANY


By___________________________________
  Name:
  Title:

ALLIANT ENERGY INTEGRATED SERVICES-ENERGY MANAGEMENT
LLC


By___________________________________
  Name:
  Title:


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ALLIANT ENERGY INTEGRATED SERVICES-ENERGY SOLUTIONS
LLC


By___________________________________
  Name:
  Title:


ALLIANT ENERGY GENERATING, INC.


By___________________________________
  Name:
  Title:

TRANSFER SERVICES INC.


By___________________________________
  Name:
  Title:

COGENEX CORPORATION


By___________________________________
  Name:
  Title:

ENERGY PERFORMANCE SERVICES, INC.


By___________________________________
  Name:
  Title:

INDUSTRIAL ENERGY APPLICATIONS, INC.


By___________________________________
  Name:
  Title:


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


SCHEDIN & ASSOCIATES, INC.


By___________________________________
  Name:
  Title:

SVBK CONSULTING GROUP, INC.


By___________________________________
  Name:
  Title:


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